                                EXHIBIT 4(a)(2)

              AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE
                           DATED AS OF APRIL 1, 1996


         AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of April 1, 1996 by and among Central Louisiana Electric Company, Inc., a corporation duly organized and existing under the laws of Louisiana and having its principal office at 2030 Donahue Ferry Road, Pineville, Louisiana 71360-5226 (the "Company"), Bankers Trust Company, a banking corporation duly organized and existing under the laws of the State of New York and having its principal corporate trust office at Four Albany Street, New York, New York 10006 (the "Resigning Trustee") and The Bank of New York, a banking corporation duly organized and existing under the laws of the State of New York and having its principal corporate trust office at 101 Barclay Street, New York, New York 10286 (the "Successor Trustee").

                                   RECITALS:

         WHEREAS, there is currently authorized and issued $215,000,000 aggregate principal amount of the Company's Medium Term Notes under an Indenture dated as of October 1, 1988 by and between the Company and the Resigning Trustee (said Notes are hereinafter referred to as "Securities" and said Indenture is hereinafter referred to as the "Indenture");

         WHEREAS, Section 610(b) of the Indenture provides that the Trustee may at any time resign by giving written notice of such resignation to the Company, effective upon the acceptance by a successor Trustee of its appointment as a successor Trustee;

         WHEREAS, Section 610(e) of the Indenture provides that, if the Trustee shall resign, the Company, by a Board Resolution, shall promptly appoint a successor Trustee;

         WHEREAS, the Company, by a Board Resolution, has provided for the appointment of such a successor Trustee;

         WHEREAS, Section 611(a) of the Indenture provides that any successor Trustee appointed in accordance with the Indenture shall execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment under the Indenture, and thereupon the resignation of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed of conveyance, shall become vested with all rights, powers, trusts and duties of the retiring Trustee;

         WHEREAS, Section 611(a) of the Indenture provides that on the request of the Company or the successor Trustee, the retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring

Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee under the Indenture;

         WHEREAS, pursuant to Sections 1002 and 305 of the Indenture, Resigning Trustee was appointed Security Registrar and Paying Agent with respect to all the securities heretofore and hereafter authenticated and delivered under the Indenture;

         WHEREAS, the Company desires to appoint Successor Trustee as Trustee; Paying Agent and Security Registrar with respect to all the securities heretofore and hereafter authenticated and delivered under the Indenture to succeed Resigning Trustee under the Indenture; and

         WHEREAS, Successor Trustee is willing to accept such appointment as Trustee, Paying Agent and Security Registrar under the Indenture;

         NOW, THEREFORE, the Company, Resigning Trustee and Successor Trustee, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

                                   ARTICLE I
                             THE RESIGNING TRUSTEE

         SECTION 1.1 Pursuant to Section 610 of the Indenture, Resigning Trustee hereby notifies the Company that Resigning Trustee is hereby resigning as Trustee under the Indenture.

         SECTION 1.2 Resigning Trustee hereby represents and warrants to Successor Trustee that:

                          (a) No covenant or condition contained in the Indenture has been waived by Resigning Trustee or, to the best of the knowledge of the Responsible Officers of Resigning Trustee's Corporate Trust and Agency Group, by the Holders of the percentage in aggregate principal amount of the Securities required by the Indenture to effect any such waiver.

                          (b) There is no action, suit or proceeding pending or, to the best of the knowledge of the Responsible Officers assigned to Resigning Trustee's Corporate Trust and Agency Group, threatened against Resigning Trustee before any court or any governmental authority arising out of any action or omission by Resigning Trustee as Trustee under the Indenture.

                          (c) As of the effective date of this Agreement, Resigning Trustee will hold no monies or property under the Indenture.

                          (d) Pursuant to Section 303 of the Indenture, Resigning Trustee duly authenticated and delivered, on various dates, $215,000,000 aggregate principal amount of Securities which are outstanding as of the effective date hereof.





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                          (e)     Each person who so authenticated the
                 Securities was duly elected, qualified and acting as an officer of Resigning Trustee and empowered to authenticate the Securities at the respective times of such authentication and the signature of such person or persons appearing on such Securities is each such person's genuine signature.

                          (f) This Agreement has been duly authorized, executed and delivered on behalf of Resigning Trustee and constitutes its legal, valid and binding obligation.

                          (g)     To the best of the knowledge of the
                 Responsible Officers of the Resigning Trustee's Corporate Trust and Agency Group, no event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under Section 501 of the Indenture.

         SECTION 1.3 Resigning Trustee hereby assigns, transfers, delivers and confirms to Successor Trustee all right, title and interest of Resigning Trustee in and to the trust under the Indenture, all the rights, powers and trusts of the Trustee under the Indenture, and all property and money held by such Resigning Trustee under the Indenture. Resigning Trustee shall execute and deliver such further instruments and shall do such other things as Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in Successor Trustee all the rights, trusts and powers hereby assigned, transferred, delivered and confirmed to Successor Trustee as Trustee, Paying Agent and Registrar.

         SECTION 1.4 Resigning Trustee shall deliver to Successor Trustee, as of or immediately after the effective date hereof, all of the documents listed on Exhibit A hereto.

                                   ARTICLE II
                                  THE COMPANY

         SECTION 2.1 The Company hereby accepts the resignation of Resigning Trustee as Trustee, Paying Agent and Security Registrar under the Indenture with respect to all securities heretofore or hereafter authenticated and delivered pursuant thereto.

         SECTION 2.2 The Secretary or Assistant Secretary of the Company who is attesting to the execution of this Agreement by the Company hereby certifies that Exhibit B annexed hereto is a copy of the Board Resolutions which were duly adopted by the Board of Directors of the Company on January 26, 1996, which are in full force and effect on the date hereof, and which authorize certain officers of the Company to (a) accept Resigning Trustee's resignation as Trustee, Paying Agent and Security Registrar under the Indenture with respect to all securities heretofore or hereafter authenticated and delivered pursuant thereto; (b) appoint Successor Trustee as Trustee, Paying Agent and Security Registrar under the Indenture with respect to all securities heretofore or hereafter authenticated and delivered pursuant thereto; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of Successor Trustee as Trustee, Paying Agent and Security Registrar under the Indenture.





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         SECTION 2.3   The Company hereby appoints Successor Trustee as
Trustee, Paying Agent and Security Registrar under the Indenture with respect to all securities heretofore or hereafter authenticated and delivered pursuant thereto, to succeed to, and hereby vests Successor Trustee with, all the rights, powers, trusts and duties of Resigning Trustee under the Indenture with like effect as if originally named as Trustee, Paying Agent and Security Registrar in the Indenture.

         SECTION 2.4 Promptly after the effective date of this Agreement, the Company shall cause a notice, substantially in the form of Exhibit C annexed hereto, to be sent to each Holder of the Securities (and published in the case of any Bearer Securities) in accordance with the provisions of Section 610(f) of the Indenture.

         SECTION 2.5 The Company hereby represents and warrants to Resigning Trustee and Successor Trustee that:

                          (a) The Company is a corporation duly and validly organized and existing pursuant to the laws of the State of Louisiana.
                          (b) The Indenture was validly and lawfully executed and delivered by the Company and the Securities were validly issued by the Company.

                          (c) The Company has performed or fulfilled prior to the date hereof, and will continue to perform and fulfill after the date hereof, each covenant, agreement, condition, obligation and responsibility under the Indenture.

                          (d) No event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under Section 501 of the Indenture.

                          (e) No covenant or condition contained in the Indenture has been waived by Company or, to the best of Company's knowledge, by Holders of the percentage in aggregate principal amount of the Securities required to effect any such waiver.

                          (f) There is no action, suit or proceeding pending or, to the best of Company's knowledge, threatened against the Company before any court or any governmental authority arising out of any action or omission by Company under the Indenture.

                          (g) This Agreement has been duly authorized, executed and delivered on behalf of Company and constitutes its legal, valid and binding obligation.

                          (h) All conditions precedent relating to the appointment of The Bank of New York as successor Trustee, Paying Agent and Security Registrar under the Indenture have been complied with by the Company.






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                                  ARTICLE III
                             THE SUCCESSOR TRUSTEE


         SECTION 3.1 Successor Trustee hereby represents and warrants to Resigning Trustee and to the Company that:

                          (a) Successor Trustee is not disqualified under the provisions of Section 608 of the Indenture and is eligible under the provisions of Section 609 of the Indenture to act as Trustee under the Indenture.

                          (b) This Agreement has been duly authorized, executed and delivered on behalf of Successor Trustee and constitutes its legal, valid and binding obligation.

         SECTION 3.2 Successor Trustee hereby accepts its appointment as successor Trustee, Paying Agent and Security Registrar under the Indenture with respect to all securities heretofore or hereafter authenticated and delivered pursuant thereto and all property and money held or to be held under the Indenture and accepts the rights, powers, trusts, duties and obligations of Resigning Trustee as Trustee, Paying Agent and Security Registrar, under the Indenture with respect to all securities heretofore or hereafter authenticated and delivered pursuant thereto and all property and money held or to be held under the Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee, Paying Agent and Security Registrar under the Indenture.

         SECTION 3.3 References in the Indenture to "Corporate Trust Office" or other similar terms shall be deemed to refer to the Corporate Trust Office of Successor Trustee at 101 Barclay Street, New York, New York 10286 or any other office of Successor Trustee at which, at any particular time, its corporate trust business shall be administered.

                                   ARTICLE IV
                                 MISCELLANEOUS

         SECTION 4.1 Capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Indenture.

         SECTION 4.2 This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of the date first above written.

         SECTION 4.3 Resigning Trustee hereby acknowledges payment or provision for payment in full by the Company of compensation for all services rendered by Resigning Trustee under Section 607 of the Indenture and reimbursement in full by the Company of the expenses, disbursements and advances incurred or made by Resigning Trustee in accordance with the provisions of the Indenture. Resigning Trustee acknowledges that it relinquishes any lien it may have upon all property or funds held or collected by it to secure any amounts due it pursuant to the provisions of Section 607 of the Indenture. The Company acknowledges its obligation set forth in Section 607 of the Indenture to indemnify Resigning Trustee for, and to hold Resigning Trustee harmless against, any loss, liability and expense incurred without negligence or bad faith on the part of the Resigning Trustee and arising out of or in connection with the acceptance or administration





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
of the trust evidenced by the Indenture prior to the date hereof (which obligation shall survive the execution hereof).

         SECTION 4.4 This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Indenture.

         SECTION 4.5 This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         SECTION 4.6 The Company, Resigning Trustee and Successor Trustee hereby acknowledge receipt of an executed and acknowledged counterpart of this Agreement and the effectiveness thereof.

         IN WITNESS WHEREOF, the parties hereby have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed and acknowledged and their respective seals to be affixed hereunto to be effective all as of the day and year first above written.

[SEAL]                                  Company:
                                        CENTRAL LOUISIANA ELECTRIC
                                        COMPANY, INC.

Attest:                                 By:  /s/ Michael P. Prudhomme
                                           -----------------------------------
                                             Name:  Michael P. Prudhomme
                                             Title: Secretary/Treasurer
/s/ Judy P. Miller
- -------------------------------
Assistant Secretary


[SEAL]

Attest:                                 Resigning Trustee:
                                        BANKERS TRUST COMPANY

                                        By:  /s/ Scott Thiel
                                           -----------------------------------
                                             Name: Scott Thiel
                                             Title: Assistant Vice President
/s/ Kevin Weeks
- -------------------------------
Authorized Officer





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
[SEAL]                                  Successor Trustee:
                                        THE BANK OF NEW YORK

                                        By: /s/ W. T. Cunningham
                                            ----------------------------------
                                            Name: W. T. Cunningham
                                            Title: Vice President

/s/ Betty Cocozza
- -------------------------------
Assistant Treasurer





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
                                   EXHIBIT A



Documents to be delivered to Successor Trustee

1.       Executed copy of Indenture dated as of October 1, 1988

2.       Conformed copy of Indenture

3.       File of Closing Documents

4. Copies of the most recent of each of the SEC reports delivered by the Company pursuant to Section 704 of the Indenture.

5.       A copy of the most recent Compliance Certificate delivered pursuant to
         Section 1005 of       the Indenture.

6. Certified List of Holders as of April 1, 1996 including certificate detail and all"stop transfers" and the reason for such "stop transfers" (or, alternatively, if there are a substantial number of registered Holders, the computer tape reflecting the identity of such Holders).

7. Copies of any official notices sent by the Trustee to all the Holders of the Notes pursuant to the terms of the Indenture during the past twelve months and a copy of the most recent Trustee's Annual Report to Holders.





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
                                   EXHIBIT B

                           CERTIFICATE  OF  SECRETARY

         I, JUDY P. MILLER, Assistant Corporate Secretary of Central Louisiana Electric Company, Inc., a Louisiana corporation, do hereby certify that the following is a true and correct copy of resolutions adopted by the Board of Directors of the Corporation at a meeting duly held in New Orleans, Louisiana, on January 26, 1996, at which meeting a quorum was present and acted throughout:

         WHEREAS, the Company has previously entered into an Indenture with Bankers Trust Company ("Bankers") as Trustee, dated as of October 1, 1988 ("Indenture"), which provides for the issuance from time to time of unsecured indebtedness, and has also appointed Bankers as "Paying Agent" and "Security Registrar" with respect to securities issued pursuant to said Indenture, and

         WHEREAS, the Company has from time to time instructed Bankers to authenticate and deliver to purchasers various issues of unsecured medium-term notes in various principal amounts, having different interest rates, maturity dates and redemption provisions ("Medium-Term Notes"), and

         WHEREAS, the aggregate amount of Medium-Term Notes of the Company issued and outstanding as of the date of these resolutions is $215,000,000, and

         WHEREAS, it has been determined to be desirable and in the best interests of the Company that Bankers be asked to voluntarily resign as Trustee, Paying Agent and Security Registrar for all series of Medium-Term Notes currently issued and outstanding, and The Bank of New York be appointed as successor Trustee, Paying Agent and Registrar with respect to all series of Medium-Term Notes now outstanding and to be issued under the Indenture in the future,

         NOW, THEREFORE, BE IT RESOLVED, that the President, Vice President - Finance, Secretary/Treasurer, or any one of them acting alone, (collectively hereinafter referred to as "Officers" and individually as an "Officer") be, and each of them is hereby authorized, empowered and directed, for and on behalf of the Company, to ask Bankers to voluntarily resign as Trustee, Paying Agent and Security Registrar; and further

         RESOLVED, that upon the resignation of Bankers as Trustee, Paying Agent and Security Registrar with respect to all securities now outstanding under the Indenture in accordance with Section 610 of the Indenture, the Officers, or any one of them, be, and each of them hereby is authorized, empowered and directed, for and on behalf of the Company, to accept the resignation of Bankers as Trustee, Paying Agent and Securities Registrar and to appoint The Bank of New York as successor Trustee, Paying Agent and Security Registrar ("Successor Trustee") under the Indenture with respect to all securities now outstanding and to be issued in the future under the Indenture, and that such resignation and appointment to be effective upon the execution and delivery by Successor

Trustee to the Company of an instrument or instruments accepting such appointment as Successor Trustee under the Indenture; and further

              RESOLVED, that the Officers, or any one of them, be, and each of them hereby is authorized, empowered and directed to execute and deliver in the name and on behalf of the Company an instrument or instruments appointing Successor Trustee as the successor Trustee and accepting the resignation of Bankers; and further

              RESOLVED, that the Officers, or any one of them acting alone, are hereby authorized, empowered and directed to do or cause to be done all such acts or things, and to execute and deliver, or cause to be executed or delivered, any and all such other agreements, amendments, instruments, certificates, documents, or papers (including, without limitation, any and all notices and certificates required or permitted to be given or made on behalf of the Company to Successor Trustee or to Bankers), under the terms of any of the executed instruments in connection with the resignation of Bankers, and the appointment of Successor Trustee, in the name and on behalf of the Company as any of such Officers, in such Officer's discretion, may deem necessary or advisable to effectuate or carry out the purposes and intent of the foregoing resolutions, and to exercise any of the Company's obligations under the instruments and agreements executed on behalf of the Company in connection with the resignation of Bankers and the appointment of Successor Trustee.

              And I do further certify that these resolutions have not been amended, revoked or repealed up to the date of this certification.

              WITNESS MY HAND and the seal of this Corporation this 1st day of April, 1996, at Pineville, Louisiana.


                                        /s/ Judy P. Miller
                                        --------------------------------------
                                        Judy P. Miller
                                        Assistant Corporate Secretary

[SEAL]





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                                   EXHIBIT C

                              [COMPANY LETTERHEAD]

                                     NOTICE



To the Holders of
Central Louisiana Electric Company, Inc.
Medium Term Notes


NOTICE IS HEREBY GIVEN, pursuant to Section 610 (f) of the Indenture dated as of October 1, 1988 by and between Central Louisiana Electric Company, Inc. (the "Company") and Bankers Trust Company, as Trustee, that Bankers Trust Company has resigned as Trustee under the Indenture.

Pursuant to Section 611 of the Indenture, The Bank of New York, a corporation duly organized and existing under the laws of the State of New York, has accepted appointment as Trustee under the Indenture. The address of the Corporate Trust Office of The Bank of New York is 101 Barclay Street, New York, New York 10286.

Bankers Trust Company's resignation as Trustee and The Bank of New York's appointment as successor Trustee were effective as of the opening of business on April 1, 1996.



Dated:    Pineville, Louisiana

            April ____,  1996



                                        Very truly yours,

                                        Central Louisiana Electric Company, Inc.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:





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